Exhibit 10.4
[CONFIDENTIAL TREATMENT REQUESTED.
CONFIDENTIAL PORTIONS HAVE BEEN REDACTED
AND FILED SEPARATELY WITH THE COMMISSION]
[ENGLISH TRANSLATION]
FRAMEWORK AGREEMENT ON THE SALE AND PURCHASE OF SOLAR MODULES
entered into by and between
First Solar GmbH, Rheinstraße 4N, D-55116 Mainz, Germany (hereinafter referred to as “FS”) represented by the managing director with single signature authority, Mr. Stephan Hansen,
and
Juwi Holding AG, Untere Zahlbacher Str. 13, 55131 Mainz, represented by he Board of Directors, Mr. Matthias Willenbacher and Mr. Fred Jung,
JuWi Handels Verwaltungs GmbH & Co KG, 25870 Norderfriedrichskoog, represented by the managing directors Mr. Matthias Willenbacher and Mr. Fred Jung, and juwi solar GmbH, Friedhofweg. 10, D-67295 Bolanden represented by the managing directors Mr. Lars Falck and Mr. Bernd Schappert,
(all three companies together hereinafter referred to as “Buyer”).
FS and Buyer are each a “Party” and collectively the “Parties”.
1.	Recitals
FS and Buyer enter into this framework agreement (hereinafter referred to as the “Agreement”) on the sale and purchase of photovoltaic modules (hereinafter referred to as “Modules”).
2.	Volume of Purchase and Specifications

2.1	Pursuant to the Price/Volume Table (as defined in Section 3.1), the Buyer hereby purchases from FS Modules and shall be obligated to accept the delivery of such Modules as agreed. Pursuant to the Price/Volume Table, FS hereby sells to Buyer such Modules and shall be obligated to deliver them as agreed. The respective obligations of delivery and of its acceptance are specified in Sections 3.2 and 3.3.

2.2	The Modules sold and purchased pursuant to Section 2.1 above shall have the specifications set out in the Module Product Specification (Appendix A). Buyer and FS assume that the nominal output of the Modules will increase during the term of the Agreement as specified in the Price/Volume Table. Safe for the provisions of the subsequent paragraph, the Buyer shall install Modules only in accordance with the attached standard System Design and Application Document (Appendix B).

A System Design and Application Document mutually approved and documented by the Parties prior to the entering into of the Agreement remains applicable under this Agreement. Notwithstanding the provisions of this Section, any use of the Modules in a system that is not mutually documented by the Parties in the standard System Design and Application Document (Appendix B) requires FS’ prior written approval, which shall not be unreasonably withheld. If no response is provided by FS within 15 days of a written request for approval by Buyer, submitted together with the documentation required for a System Design and Application Document, such System Design and Application Document is deemed to be mutually accepted.
2.3	Additional Module product types or changes to the specifications of Modules as set forth in the Module Product Specification (Appendix A) above may be made by FS to the extent that such changes or additions do not reduce the performance of the System compared with the average FS standard at this time and conflict with the application and use of the Modules as documented in the approved System Design and Application Document (Appendix B). FS will provide 90 days written notice prior to delivering such Modules for carriage as described in Section 4.

3.	Delivery Dates, Volumes and Prices

3.1	The Modules sold and purchased pursuant to Section 2.1 above shall be delivered pursuant to Section 3.2 in installments in total annual numbers as identified in the Appendix C Table C1 for each calendar year and the installments shall be delivered during each year in accordance with the binding forecast, determined and adjusted on the basis of the procedure specified in Sections 3.3. Each installment shall be shipped according to Section 4.1. All prices are exclusive of VAT. At any time before December 31, 2006, FS may, upon written notice to Buyer, replace Appendix C Table C1 with Appendix C Table C2. The applicable Appendix is referred to in this Agreement as the Price/Volume Table.

3.2	The Price/Volume Table sets out the following annual KWp volumes for the sale and purchase of Modules: (i) binding minimum KWp volumes FS is committed to deliver; (ii) the target KWp volumes the Buyer is committed to accept and (iii) additional KWp volumes according to which Buyer can incur an obligation to accept pursuant to the following sentence. Buyer determines in its sole discretion to accept the additional KWp volume offered by FS for the next calendar year by December 1, 2006 and by December 1 of every successive year. Buyer is committed to accept additional volumes, provided that FS has notified Buyer in advance of the date of the Modules being Delivered for Carriage (as defined in Section 4) for the additional KWp volumes according to the notice period specified in the Price/Volume Table. In case of a second or further Deliveries for Carriage of Modules of the additional KWp volumes within a rolling time period of four successive weeks and, additionally, of an additional KWp volume, which already exceeded 1 MWp, in total, during the foresaid time period, or which would exceed 1 MWp with the second or further deliveries during the foresaid time period, the former consent of Buyer to this second or further delivery is required.

The Price/Volume Table further sets forth, in addition to the volumes (in KWp) as described in paragraph 1, the corresponding number of Modules FS/ Buyer is committed to deliver/accept under the terms of the preceding paragraph for the respective volumes (i) and (ii); Buyer shall also accept such number of Modules, if the delivery of the total number of Modules has the consequence that the total volume in KWp is exceeded.

3.3	At the occasion of their meetings in accordance with Section 10.1, the Parties will develop a binding forecast of Module delivery volumes and average Module power per Module on a rolling four (4) quarter basis for successive four quarters, based on the annual total minimum, target and additional KWp volume purchase commitments for the respective calendar year(s) set forth in the Price/Volume Table; within a quarter, the total KWp volume ranging between minimum and target volumes shall be delivered spread evenly over the months of the respective quarter, provided that variations of +/- 20% are allowed. If the Parties do not otherwise agree, the binding rolling four (4) quarter schedule shall be determined pursuant to the provisions in the Price/Volume Table. The monthly installments to be delivered under the above provisions are deemed as performances being determined by the calendar and shall be delivered by the end of the respective calendar month.

4.	Shipment; Delivery; Late Delivery

4.1	The Modules shall be shipped “CIP” (INCOTERMS 2000) to a point of destination specified by Buyer (hereinafter referred to as “Point Of Destination”). FS has delivered the Modules to Buyer by handing them over to a carrier at one or more FS factories (such delivery from FS to the carrier is referred to as “Delivered for Carriage”). Thus, the risk of loss of, or damage to, the Modules after such Modules have been Delivered for Carriage fall upon Buyer. On Buyer’s behalf, FS shall arrange and pay for insurance against the Buyer’s risk of loss of the Modules or damage to the Modules during carriage All-risk-transport insurance including the Institute Cargo Clause ‘A’ or the equivalent American Institute All Risk insurance and provide such proof of insurance to Buyer upon request. , FS will undertake commercially reasonable efforts to assist Buyer in exercising its claims towards the insurer, to the extent necessary.

Buyer shall notify FS of the Point Of Destination in writing at least ten (10) days ahead of a scheduled Delivered for Carriage date. The Point Of Destination shall be a point with either a valid address, in particular a house number, accessible from a public road or a point that is described with sufficiently detailed driving instructions. If Buyer does not provide the Point Of Destination in time, then FS shall have the right to deliver to the following default Point Of Destination:

Fred Jung, Hof Ziegelhütte 1, D-67292 Kirchheimbolanden

If the default Point Of Destination specified by Buyer from time to time (the original or replacement default Point of Destination is referred to in this Agreement as the “Default Point of Destination”) no longer complies with the requirements stated above or if a new default Point of Destination notified by the Buyer is located outside of Germany, then FS shall have the right to deliver for carriage or terminate a commenced shipment to such location and Buyer shall be obligated to bear any and all costs and compensate any and all damages suffered by FS; insofar, the Buyer will be in default of acceptance after FS has notified the Buyer in writing that FS is ready to effect a Delivered for Carriage handover.

For shipments to any Point of Destination in Germany specified by the Buyer. FS shall pay for the transportation and insurance costs incurred in shipping Modules to the Point of Destination in Germany specified by Buyer. FS will bear the cost for shipments to a Point of Destination outside Germany to the maximum amount of the cost from the FS or an affiliate of FS’ factory at which the Modules are Delivered for Carriage to the Default Point of Destination referred to in this Agreement as the (“Shipping Costs”).

Buyer shall bear any transportation and insurance costs in excess of the Shipping Costs (“Excess Shipping Costs”). FS may advance Excess Shipping Costs on behalf of Buyer, in which case FS will invoice such costs to Buyer and Buyer shall pay FS according to the payment terms set forth in Section 7.

Each container or truckload (collectively hereinafter “Shipment”) shall only be loaded with Modules for one single Point Of Destination and shall be completely unloaded by Buyer after arrival at the Point Of Destination. The loading of the Shipment is at the sole discretion of FS. FS will attempt to ship full containers whenever possible. Seven (7) days before a shipment is Delivered for Carriage FS shall issue a shipment confirmation that shall confirm an exact date that the Shipment is to be Delivered for Carriage and the total number of Modules and Module product types by product number. FS will, as far as possible, deliver the Module product type(s) requested by Buyer, but is entitled to deliver up to three (3) different Module product types per individual Shipment. FS shall package only one (1) Module product type per box and shall clearly label the Module product type that is packaged in the box. FS shall provide the Buyer via e-mail with factory measured module power, voltage and current data (Flash Reports for each delivered Module per box in an Excel file format, including data on the content of each box and the numbers of the containers of a shipment, if applicable) at the time that a Shipment is Delivered for Carriage or sooner.

4.2	FS shall be liable in case of Modules which are Delivered for Carriage late pursuant to Section 3.3, in accordance with statutory rules. To the extent the delivery delay is not due to wilful breach of contract, any indemnity shall be limited to the predictable and characteristically to be expected damage.

4.3	In case of Modules which are Delivered for Carriage late in accordance with Section 3.3 and the Buyer chooses not to raise any claims against FS for this delay in accordance with Section 4.2, the Buyer shall have the right to a late delivery penalty payment from FS in lieu of the claims and rights under Section 4.2. After a grace period of seven (7) business days, FS shall from the eighth (8th) business day of delay incur a penalty charge for each week that the shipment is late in the amount of
aa)	[***]% of the purchase price of the installment which is late, if the agreed Delivered for Carriage date was in the first (1st) through third (3rd) calendar quarter; or

bb)	[***]% of the purchase price of the installment which is late, if the agreed Delivered for Carriage date was in the fourth (4th) calendar quarter, and, in cases where the delay extends from the calendar year in which the delivery was originally scheduled into the following calendar year, the Module prices shall be adjusted and the penalty charge shall be calculated on the basis of the prices set out in the Price/Volume Table (Appendix C) for such following calendar year; the Modules Delivered late for Carriage will nevertheless be credited to the delivery/ acceptance obligation of FS/ Buyer, as applicable, of the calendar year in which such volume was due to be Delivered for Carriage.
in any event up to a maximum of ten (10) weeks based on the expiration of the aforementioned grace period for each installment.

4.4.	If the Delivered for Carriage date is delayed from the original scheduled calendar year to the following calendar year, the price per volume of Modules of the following calendar year will apply for the delayed delivery.

5.	Inspection and Notice of Defect

5.1	Within the scope of Buyer’s duty to inspect and object upon arrival of the Shipment (a) or the Modules (b) at the Point of Destination (the “Arrival”),
a)	safe for any additional obligations to inspect and object pursuant to the agreement with the carrier and under the carriage insurance (whose terms and conditions FS will provide to the Buyer by the time of the first Delivery for Carriage of Modules, at the latest, and in case of amendments of these terms and conditions, by the time of the first Delivery for Carriage of Modules affected by the amendment), the Buyer shall immediately check quantities of the boxes and the boxes for any visible shipping damages and record in any event any discrepancies and objections on the packing slip and have the carrier countersign such discrepancies and objections ; and

b)	within 7 (seven) days conduct a representative visual inspection for defects of the Modules and quantities of Modules in the boxes from at least [***]% of the boxes delivered and, to the extent necessary, open the packaging and check the goods with regard to their exterior condition.

Any such wrong quantities of Modules in the boxes or damaged Modules (excluding any shipping damages not caused by FSs) shall be considered a “Defect.”
5.2	In case of a Defect within the scope of Section 5.1 above, the Buyer shall comply with the

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

following procedures and deadlines:
a)	The notification of any Defects to FS shall be made no later than on the eighth (8th) workday following the Arrival pursuant to Section 5.1 above (the “Objection Period”).

b)	The detailed notice shall be delivered to FS within the Objection Period in writing or by fax or by email. A notice over the telephone shall not be sufficient. Notices to sales representatives, commission agents or agents shall not be valid.

c)	The notice must clearly specify the kind and extent of the alleged Defect.

d)	The Buyer agrees to make the allegedly defective goods available for FS’s inspection at the Point of Destination; such inspection may be conducted by FS, FS’s suppliers or any expert FS may have designated.
5.3	Objections that do not comply with the objection obligations set forth in Sections 5.1 and 5.2 shall be disregarded.

5.4	A good to which no objections have been made in accordance with the procedures and deadlines set out above shall be regarded as approved and accepted.

5.5	The provisions of this Section 5 shall (i) apply mutatis mutandis to any hidden defect within the meaning of Section 377 par. 2, 3 German Commercial Code (ii) not apply in case of any defect maliciously kept silent by FS.

6.	Liability of the Parties

6.1	With respect to liability for defects of the Modules that were objected to in accordance with Section 5, FS shall at FS’ discretion, either repair such defect free of charge or supply a replacement delivery free of charge and take back the defective Modules delivery.

6.2	Buyer’s right to rescind or reduce the purchase price if the replacement delivery or repair under Section 6.1 fails, shall be limited to the relevant installment and shall not affect the remainder of the Agreement, safe for the provisions of Section 6.3.

6.3	If the Buyer has objected due to a defect in accordance with Section 5 (i) in one quarter more than 10% (in KWp) of the Modules delivered in this calendar quarter or (ii) in one calendar year more than 10% of the Modules delivered in this calendar year, FS is, upon written demand of Buyer, obliged to provide within a seven day period (the “Declaration Period”) reasonable assurances that the defects previously experienced by Buyer will not be present in further Module Shipments (the “Declaration”). If FS is not able to issue the Declaration within the Declaration Period, FS is obliged, within the Declaration Period, to notify Buyer of the date (the “Date”) from which FS will be able to deliver defect free Modules again, at the latest. Upon demand of Buyer, FS is obliged to suspend the installments scheduled until the Date by the forecast according to Section 3.3 (the “Affected Installments”) and Buyer is entitled to refuse their acceptance. Additionally, Buyer is entitled to finally refuse the acceptance of the Affected Installments. That notice of final refusal has to be sent by Buyer to FS by email or fax. Before sending of such notice by Buyer, FS is entitled to resume the delivery of defect free Modules after prior notice to Buyer by email or telefax. In this case Buyer is no longer entitled to finally refuse the acceptance of the Affected Installments and FS is obliged to deliver them without delay.

If the period until the Date extends to more than 60 days, FS will, upon demand of Buyer, suspend the delivery for up to 90 (in words: ninety) days (the “Prolongation Period”) after the Date and the Buyer is entitled to refuse the acceptance of Modules during that period of time. The stipulations set forth in Section 6.3 Sentences 4 to 6 apply mutatis mutandis.

If FS is not able to resume the delivery of Modules free of defects at the Date or, in case Buyer exercised its right to demand a Prolongation Period, at the end of the Prolongation Period, Buyer is, irrespectively from whether Buyer had demanded for suspension of installments on basis of the precedent stipulations or not, entitled to terminate the Agreement at any time with written notice and without termination period. The same applies if the period until the Date extends to more than 150 days. Upon termination notice, neither Buyer nor FS shall have any further obligations or liabilities under or in connection with this Agreement except rights and obligation with respect to (i) Modules already delivered to Buyer and (ii) FS’ obligation to indemnify the Buyer for its predictable and typical damages resulting from such termination.

6.4	The Buyer shall further have the rights set out in the Module Warranty Terms & Conditions (Appendix D), regardless of whether objections pursuant to Section 5 above were made in time; the scope of these rights shall be exclusively governed by the Module Warranty Terms & Conditions (Appendix D).

6.5	The Buyer shall not be entitled to any further rights or remedies due to defects. In particular, FS shall not be responsible to pay damages based on breach of the Agreement or default except in cases of willful misconduct or gross negligence on behalf of FS or in cases where FS has granted an express guarantee within the meaning of Sections 443, 444 German Civil Code. To the extent FS is not liable due to willful misconduct, the liability for damages pursuant to the preceding sentence is limited to the amount of predictable and characteristically to be expected damage.

6.6	The statute of limitation for claims pursuant to Section 6.1-6.3 shall be 24 months from the date of the Arrival; the statutory statute of limitation in cases of a recourse against the supplier in accordance with Sections 478, 479 German Civil Code, remains unaffected; it shall be five years from the date of Arrival of the defective goods. Section 6.4 remains unaffected.

6.7	Apart from liability for defects, FS shall be liable in accordance with statutory law for any breach of fundamental contractual obligations FS is responsible for; insofar, FS’ liability shall be limited to the predictable and characteristically to be expected damage. This applies mutatis mutandis to the Buyer in case of any breach of fundamental contractual obligations.

6.8	Notwithstanding this Section 6, the Parties shall be liable for any negligent personal injury; the same shall apply to FS’ mandatory liability under the German Act on Product Liability (Produkthaftungsgesetz).

6.9	Unless otherwise agreed in this Agreement, the Parties’ liability shall be excluded, irrespective of the legal nature of such claim, e.g. culpa in contrahendo, other breach of contract or claims based on tort for compensation of property damage.

6.10	Any limitation of liability for damages of the Parties shall also apply to any personal liability for damages of employees, workers, representatives and the like.

7.	Payment

7.1	FS may invoice Buyer for each Shipment at any time on or after Delivery for Carriage. Buyer shall pay the total purchase price for each Shipment within ten (10) days after the date of the invoice issued by FS (other than for the year 2006 which shall be within forty five (45) days after the date of the invoice issued by FS. FS is obliged to deliver the invoice by Email or facsimile to the Buyer so that the Buyer has received the invoice no later than on the second business day after the date of the invoice. Buyer shall pay for the goods by way of wire transfer free of expenses into the bank account specified on the invoice. The purchase price shall be payable net cash in one sum and free of any deduction unless other terms were mutually agreed on in writing.

7.2	In the event of a payment default pursuant to Section 7.1, (i) a late charge of 1.5% per month shall be charged on all delinquent amounts, and (ii) FS may apply any or all payments subsequently received from Buyer on a priority basis to pay the accrued late charges and then the delinquent payment, notwithstanding any other application of such payments that Buyer may designate or request, and, (iii) FS may, upon written notice to Buyer, suspend further delivery of Modules under the Agreement until all late charges and delinquent amounts have been paid in full. Upon relief of such suspension, FS may deliver and Buyer shall be obligated to accept and pay for, any suspended Shipment as and when FS resumes delivery.

If (a) late charges or delinquent payments remain outstanding for a period of more than sixty (60) days or (b) invoiced amounts are not paid by Buyer (i) when due on more than three (3) consecutive occasions (provided that Shipments, Delivered for Carriage for a joint shipment are deemed as one occasion, irrespective of the number of containers or boxes included in such Shipments) or (ii) within seven (7) days after the due date on more than three (3) occasions (provided that Shipments, Delivered for Carriage for a joint shipment are deemed as one occasion, irrespective of the number of containers or boxes included in such Shipments) over a consecutive twelve (12) month period, FS may, in any such event (each a “Payment Breach”), terminate the Agreement for cause without notice period. Upon such termination, FS shall have no further obligation to sell and deliver Modules to Buyer and FS shall be entitled to any legally recoverable damages in addition to the default interest and delinquent payments that gave rise to the termination. FS will provide written notice of any incidence of delinquent payment to Buyers designated representative without undue delay after FS has obtained knowledge of such delinquency; FS’ rights due to payment default are not dependent on this notification. The termination of this Agreement requires that the FS has sent the aforementioned notification(s) by registered mail/return receipt and that Buyer, in case of Clause (a) has not effected payment (receipt by FS) of delinquent amounts within a grace period of 5 (five) days after receipt of the notification.

7.3	Unless otherwise specifically provided for herein, neither Party shall have the right to set off, withhold or reduce any amounts unless the underlying counterclaims have become final or are expressly acknowledged by the other Party.

8.	Confidentiality

8.1	In addition to any other confidentiality agreements between the Parties, the Parties undertake to keep secret any and all information and documents provided by the other Party or of which they have otherwise obtained knowledge in connection with this Agreement from the other Party, save for any information or documents that are in the public domain.

8.2	FS shall use the Buyer’s personal data only in accordance with German Data Privacy Laws.

8.3	Publications in which any content of the Agreement is mentioned require the prior written approval of the other Party in each individual case. In cases where a Party desires to disclose only the mere fact that the Agreement has been entered into without giving any further details, in particular no details on the content of the Agreement, no approval shall be required.

8.4	The above confidentiality undertaking shall not apply to the extent each Party is obliged by law, rule or regulation and an official or court order or ruling to disclose such confidential information or documents.

9.	Quality Management and Environmental Protection

9.1	The Buyer shall, in case of a resale, and/or the integration of Modules in a system in accordance with this Agreement, propose to the final customers (including operators and/or owners of the property where the PV-system is located, collectively the “Final Customers”) that FS retains the general right to monitor by remote access the installed PV-system (comprising the total goods delivered by FS, in particular the Modules as well as the entire installation) with respect to the energy performance for the entire life cycle of the individual PV-system for the purpose of the long-term collection of performance data for a continuous product quality management (hereinafter referred to as “Remote Data Monitoring”). Insofar, Buyer shall also propose that FS shall have at all times the unlimited right to access the PV-system or parts thereof for installation, maintenance, repair and the operation of the Remote Data Monitoring vis-à-vis the Final Customers.
9.2	If the Final Customers agree to the Remote Data Monitoring, FS will share upon request the system data retrieved with the Buyer, and, provided such Buyers consent hereto, with the Final Customer.

9.3	FS shall also have the right to Remote Data Monitoring in accordance with this Section 9 of Modules installed by and for the Buyer at its equitable discretion [provided the Buyer has the exclusive right to use the related property]. Any publications specifying the system or its location shall require the Buyer’s prior approval.

9.4	FS shall bear the cost for the technical installation, demounting and the operation of the Remote Data Monitoring.

9.5	For purposes of environmental protection, the Parties hereby enter into the Module Reclamation and Recycling Agreement (Appendix E). Buyer shall promptly give written notice to FS of a sale or transfer of Modules by Buyer to a Final Customer in order to allow FS and such Final Customer for the assumption — to the extend such Final Customer consents hereto — of contract of the Module Reclamation and Recycling Agreement (Appendix E) within 14 (fourteen) days after transferring ownership of the Modules to the Final Customer (provided that Module installations, of which the possession is transferred successively to the Final Customer, are deemed to be sold or transferred with the transfer of possession of the last Module).

9.6	The Buyer shall oblige any of its customers and transferees, who are not Final Customers, to assume the obligations set forth in this Section 9 by way of a right that directly inures to the benefit of FS and in a manner that such customers are themselves, or in the case of a further resale or transfer, their customers or transferees, are directly bound like the Buyer by the provisions of this Section 9 and that they are further obligated to observe the provisions of this Section 9.6 with respect to any of their own transferees.

9.7	The execution and delivery by any Final Customer (i) of the Module Reclamation and Recycling Agreement (Appendix E), and by any customer of transferee (ii) the assumption of the obligations in accordance with Section 9.6 is required in order for the power warranty under the Module Warranty Terms and Conditions (Appendix D) to stay effective.

10.	Meeting between the Parties

10.1	Representatives of FS and Buyer will meet at least every 16 weeks at a mutually agreed upon location, or, in default of an agreed upon location at the Buyer’s principal place of business, to discuss the rolling forecast in accordance with Section 3.3 and to explore additional ways to work together for mutual benefit.. Each Party will maintain a primary contact person for these purposes.

10.2	In addition to the quarterly meetings described in Section 10.1, FS and Buyer shall conduct an annual summary meeting in order to review performance of each Party hereunder.

11.	Resale

11.1	The Buyer acknowledges that the Modules may be subject to a variety of regulations in various jurisdictions, in particular in the countries (the “Approved Countries”) listed on the appendix Approved Countries and Applications (Appendix G) attached hereto.

11.2	The Buyer further acknowledges that the Modules have been developed, tested and approved only for the use in specific applications (the “Approved Applications”) listed on the appendix Approved Countries and Applications (Appendix G) and that, to avoid any damage by inconsistent use, the Modules shall not be used for other applications.

11.3	To the extent the Buyer uses, installs, resells or transfers the Modules in areas that are not Approved Countries, the Buyer shall indemnify FS for any losses and damages incurred out of or in connection with such use, installation, resale or transfer of the Modules. In accordance with Section 10.1, FS and Buyer will discuss opportunities to include additional Approved Countries and Approved Applications to the Approved Countries and Applications (Appendix G) by considering the regulations applicable to Module sales, use, and decommissioning, the plan for meeting the support needs of final customers, and the plan for meeting the obligations set forth in Sections 9.5 and 9.6 for such new countries and applications. Buyer is entitled to apply for FS approval to include additional countries and applications in Appendix G. FS will not withhold its approval to add new countries and applications to Appendix G without demonstrating a comprehensible reason.

11.4	In case of a use, installation, resale or transfer pursuant to Section 11.3 or a non Approved Application, Buyer shall promptly give notice to FS of the location to which the Modules are brought to outside the Approved Countries or the applications other than the Approved applications for which the Modules are used, as applicable and of any transferee of the Modules.

11.5	In addition to the obligations set forth in Sections 9.5 and 9.6, Buyer may resell or transfer Modules only to customers or transferees that agree to be bound by, and adhere to, (i) the FS System Design and Application Document (Appendix B) or another application approved in accordance with Section 2.2 par. 2, and (ii) the duties and obligations set forth in the Module Warranty Terms and Conditions (Appendix D). Sections 9.6 and 9.7 shall apply mutatis mutandis.

11.6	Any use, installation, resale or transfer by Buyer of Modules not in accordance with the requirements of Section 9.5, 9.6 and this Section 11 shall entitle FS to terminate the Agreement (a “Transfer Breach”) after a cure period of thirty (30) days which FS shall set to the Buyer in writing has expired unsuccessfully.

12.	Letter of Credit

12.1	Buyer shall deliver to FS an irrevocable payment guarantee in favor of FS in the amount set forth in the Price/Volume Table (“Letter of Credit”) that shall secure the payment obligations of Buyer out of or in connection with this Agreement.

12.2	The Letter of Credit shall be issued as of December 1, 2006 by IKB Deutsche Industriebank AG or another mutually acceptable bank, containing terms and conditions of the attached Performance Guarantee (Appendix I) (to the extent requested by the guarantor in the form of a guarantee on first demand) or substantially the same terms reasonably acceptable to FS, and Buyer shall renew such Letter of Credit on an annual basis, for the first time as of January 1, 2008, such renewal to be effective on every subsequent 1st of January, in the amounts for the respective calendar year set forth in the Price/Volume Table. The Letter of Credit shall be delivered by December 1st of each year for the following calendar year.

12.3	If the Buyer has not delivered a renewal Letter of Credit in accordance with Section 12.2 by the

1st of December of any year for the following period commencing on the 1st of January, FS shall be entitled to draw down the full amount of the Letter of Credit then in place. FS shall deposit the proceeds drawn in accordance with the preceding sentence in an escrow account until the Buyer has properly delivered a renewal Letter of Credit within a cure period of 30 days or, if such cure period has expired fruitless and FS serves the Buyer with notice of termination of this Agreement, until all claims of FS against the Buyer have been settled, provided, however, that Buyer may post another security sufficient and reasonably acceptable in FS’ equitable discretion in lieu thereof.
12.4	After termination of this Agreement, FS shall return the original of the Letter of Credit to Buyer no later than one month after such termination. To the extent that not all claims of FS against Buyer have been settled by that date, FS shall be entitled to draw the Letter of Credit then in place in an amount sufficient to cover the remainder of the Buyer’s obligations; provided that the Buyer has not posted another security sufficient and reasonably acceptable to FS in lieu thereof, FS shall deposit the proceeds drawn in accordance with the preceding sentence in an escrow account until final resolution of the claim against the Buyer.

13.	Term and Termination

13.1	This Agreement shall be effective until the time period specified in the Price/Volume Table. The right to terminate this Agreement for cause shall remain unaffected.

13.2	If a “Material Adverse Change” (as defined below) occurs, FS may, in its good faith equitable discretion, terminate the Agreement by registered mail, with 12 months prior notice of termination to the end of a quarter. On the effective date of such termination, FS shall pay Buyer a liquidated damages fee of €3 million if Appendix C, Table C1 applies and of €5 million if Appendix C, Table C2 applies. Upon payment of such fee, FS shall have no further obligations to Buyer out of or in connection with such termination. A “Material Adverse Change” shall have occurred if FS determines, in its good faith equitable discretion, that any of the following conditions exist: (1) new laws, rules or regulations apply to the production, distribution, installation, take back or recycling of Modules that substantially adversely impact the business of FS have become effective; (2) unanticipated technical or operational issues result in widespread, persistent quality problems relating to the Modules of FS or an inability to achieve stable Module conversion efficiencies at planned levels; or (3) extraordinary events beyond the operational control of FS substantially increase labour, material or utility expenses or significantly reduce production throughput.

In the event that FS realizes that the situation of FS, considering FS’ obligations under this Agreement, has significantly deteriorated in a manner that might result in a Material Adverse Change, FS and Buyer shall enter into good faith discussions to modify the Agreement in order to prevent the occurrence of a Material Adverse Change and to preserve, as closely as practicable under the circumstances, the intended economic benefits for both Parties under the Agreement.

14.	Miscellaneous

14.1	Safe for any more stringent provisions under this Agreement (e.g. registered mail/return receipt). all notices or other communications (including sending of invoices to Buyer) which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by mail, postage prepaid, facsimile transmission or email transmission addressed as follows: safe for any changes of the contact person or address notified by the other Party two weeks written notice (receipt of recipient) prior to sending the communication:

If to FS:

First Solar GmbH, Rheinstraße 4N, D-55116 Mainz, Managing Director Stephan Hansen (shansen@firstsolar.com), Fax +49 (0) 6131 1443 500

If to Buyer:

juwi solar GmbH, Friedhofweg. 10, D-67295 Bolanden Managing Director Mr. Lars Falck (falck@juwi.de), Fax +49 (0) 6352 70668-88.

Notwithstanding any specific stricter requirements under this Agreement, all such notices or other communications shall be deemed to have been delivered (i) upon receipt when delivery is made by hand, (ii) on the third business day after deposit in the mail, and (iii) upon complete transmission when made by email or facsimile transmission (if evidenced by a sender transmission completed confirmation). Any email communication or facsimile transmission (irrespective of a sender transmission completed confirmation) shall be deemed to have been validly and effectively given on the date of such communication, if such date is a business day in Germany and such delivery was made prior to 16:00 Frankfurt, Germany time, otherwise it will be deemed to have been delivered on the next business day.

14.2	The Buyer may transfer its rights under the Module Warranty (Appendix D) and the Module Reclamation and Recycling Agreement (Appendix E) with execution and delivery of the Assignment of Module Warranty and Reclamation Agreement (Appendix F) to its transferee other than a Final Customer. Sections 9.6 and 11.6 shall remain unaffected.

14.3	The Agreement contains the entire agreement between the Parties and cancels and invalidates, safe for any explicit agreement to the opposite in this Agreement, all prior commitments or representations which may have been made by the Parties either orally or in writing. The Parties agree that there are no representations, warranties, conditions, guarantees or understandings other than those expressly set forth in the Agreement.

14.4	The Appendices A to J mentioned in the List of Appendices to the Agreement, including but not limited to, the Arbitration Agreement (Appendix H) shall constitute integral parts of the Agreement.

14.5	The Agreement, including this section, may be amended, modified or supplemented only by a written instrument authorized and executed on behalf of the Parties.

14.6	The Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany. The Convention on the International Sale of Goods (CISG) shall not apply.

14.7	The unenforceability of any provision of the Agreement shall not affect the enforceability of any other provisions hereof. Unenforceable provisions shall be deemed to be replaced by such enforceable provisions that are suitable to implement the economic purpose of the deleted provision to the greatest extent possible. Gaps of this Agreement, if any, shall be filled by stipulations, the Parties would have agreed on, if they had identified them at the time of conclusion of the Agreement.

14.8	The Agreement has been drawn up in both, the English and the German languages, except for certain Appendices A,C,G, I and J. The English translation shall be for convenience purposes only. For the avoidance of doubt, in the event of a dispute, the German version shall prevail, except for those certain aforementioned Appendices that are in English only.

14.9	This Agreement shall be binding upon and inure to the benefit of the Parties and their assigns. A transfer or assignment of this Agreement requires the written consent of the respective other Party and such consent shall not be unreasonably denied. FS shall not be obliged to consent to an assignment of the agreement by Buyer in the event that Buyer’s transferee does not meet Buyer’s obligation to provide the Letter of Credit as described in Section 12 or there is other good cause residing in the person of the transferee that would cause an obstacle to the performance of the obligations remaining under the Agreement.
Mainz, den 9.4.2006

First Solar GmbH			juwi solar GmbH

/s/	Stephan Hansen		/s/	Lars Falck	/s/	Bernd Schappert

	Stephan Hansen			Lars Falck		Bernd Schappert

Juwi Holding AG			JuWi Handels Verwaltungs GmbH & Co KG

/s/	Matthias Willenbacher		/s/	Matthias Willenbacher

	Matthias Willenbacher	Fred Jung		Matthias Willenbacher		Fred Jung

List of Appendices

Appendix	Document Name

Appendix A (PD-5-101-02)	Module Product Specification

Appendix B (PD-2-303 B)	System Design and Application Document

Appendix C (MD-2-321 PVT)	Price/Volume Table

Appendix D (PD-5-102)	Module Warranty Terms & Conditions

Appendix E (PD-5-103)	Module Reclamation and Recycling Agreement

Appendix F (PD-5-104)	Assignment of Module Warranty and Reclamation Agreement

Appendix G (MD-2-321 ACA)	Approved Countries and Applications

Appendix H	Arbitration Agreement

Appendix I	Performance Guarantee

Appendix A

Series 2 Module Product Specification
1.	General Product Description

The Product specified in this document is a First Solar FS Series 2 Laminate PV module intended for use in large solar arrays. The product will be binned according to Pmpp at STC[1] as measured at the First Solar Manufacturing Facility.
a.	The Product model number and nominal power rating shall be:
•	FS-255 — Nominal 55W PV module

•	FS-257 — Nominal 57.5W PV module

•	FS-260 — Nominal 60W PV module

•	FS-262 — Nominal 62.5W PV module

•	FS-265 — Nominal 65W PV module
b.	The tolerance of actual Pmpp is +/-5% under Standard Test Conditions[1]
2.	Certifications

FS Series 2 PV modules are certified according to the following:
a.	TUV Safety Class II. FS Series 2 modules are currently certified for a maximum system voltage of 1000V by TUV Rheinland. First Solar permits FS Series 2 modules to be used in system designs with a maximum system voltage of 1000V.

b.	CE Mark with Declaration of Conformity.

c.	IEC 61646. FS Series 2 modules are tested and certified to the IEC61646 Standard with a maximum system voltage of 1000VDC.

[1]	Standard Test Conditions (STC) 1000W/m2, AM 1.5, 25ºC

Appendix A

Series 2 Module Product Specification
3.	Physical Specifications

Dimensions are provided below for reference only. Refer to product drawing PRD-016-D for exact dimensions and tolerances.

a.	Length	1200mm
b.	Width	600mm
c.	Thickness	6.8mm
d.	Weight	11.4kg
e.	Area	0.72m2
f.	Leadwire	3.2mm2, 60cm in length
g.	Connectors	MultiContact Solar I Connector
Male M/C part# PV-KST3II
Female M/C part# PV-KBT3II
h.	Cordplate	according to IP54 requirement of TUV SKII certification
i.	Bypass Diode	None
j.	Serial Number:	engraved in glass on front of module
4.	Electrical Specifications
          Table 1

Model Numbers and Ratings*
Nominal Values		FS-255	FS-257	FS-260	FS-262	FS-265
Nominal Power (+/-5%)	Pmpp (W)	55	57.5	60	62.5	65
Voltage at Pmax	Vmpp (V)	61	62	63	64	65
Current at Pmax	Impp (A)	0.90	0.93	0.96	0.98	1.00
Open Circuit Voltage	Voc (V)	88	89	90	91	91
Short Circuit Current	Isc (A)	1.13	1.13	1.14	1.14	1.15
Maximum System Voltage	Vsys (V)			1000
Temperature Coefficient of Pmpp	Tk(Pmpp)			-0.25%/°C
Temperature Coefficient of Voc	Tk(Voc)			-0.29%/°C
Temperature Coefficient of Isc	Tk(Isc)			+0.04%/°C
Maximum Source Circuit Fuse	Icf(A)			10

*	All ratings at Standard Test Condition (1000W/m2, AM 1.5, 25ºC Cell Temperature) +/-10%

Appendix A

Series 2 Module Product Specification
5.	Quality Standards

Modules are manufactured in a highly automated production environment. While all efforts are made to produce modules that are visually uniform, some visual differences do exist between modules. Only visual differences that are deemed to affect the long term performance or durability of the module will be deemed intolerable.

Code	Description of Intolerable Effects
A	Any glass fracture, crack, or break on a module is unacceptable.
B	Glass scratches greater than 5cm in length that are detectable with a straight edge.
C	Edge chips in the glass greater than 2mm.
D	Foreign material inside the laminate.
E	Delamination of the laminate.
F	Damaged cordplate (junction box)
G	Damaged lead wires or connectors.
H	No serial number on front of the module.
6.	System Design Parameters

In addition to the system design requirements specified in the FS Series User’s Guide, all system designs using the FS Series 2 modules will meet the following requirements:
a.	Mechanical
i.	Laminate shall be attached using mounting clips that meet the requirements of the FS Series 2 User’s Guide.

ii.	Mounting system shall use EPDM rubber or equivalent to isolate the module from the mounting structure.
b.	Electrical
i.	Maximum number of modules connected in series: 10

ii.	Maximum number of parallel strings on one source circuit fuse: 5

iii.	Maximum source circuit fuse rating: 10Amps

iv.	Lighting protection may be installed on source circuits.
7.	Documentation
a.	Technical data sheet will be provided in English and German languages.

b.	The First Solar FS Series 2 User Guide will be provided in both English and German languages.

c.	Declaration of Conformity to CE will be provided.

d.	All documentation will be delivered electronically.

Appendix A

Series 2 Module Product Specification
8.	Labeling
Each module will be delivered with a nameplate label adhered to the back of module. See product drawing PRD-016-D for label location. The label will be printed in English and conform to the requirements of the EN50380 DIN Standard.

Appendix A

Series 2 Module Product Specification
9.	Packaging
a.	Modules will be packaged in First Solar’s 30 pack or 50 pack module boxes.

b.	All modules within a box will be a single Model Number.

c.	Standard sea container volume is
i.	50 pack: 30 boxes or 1500 modules

ii.	30 pack: 48 boxes or 1440 modules
d.	General Box Specifications (Refer to drawing PRD-137-A for actual dimensions):

	50 Pack	30 Pack
· Length:	1400mm	1350mm
· Width:	1150mm	780mm
· Height:	840mm	840mm
· Weight:	650kg	392kg

Appendix B

System Design and Application Template

Customer Name:	Direct FS customer
System Design/Installation:	If different than customer
System Type:	Example Free Field, roof mount
Project Location:	City for specific projects, region for multiple projects
Size:	kWp for specific project or range for multiple projects.
Mounting Structure
Type:	[***]
Tilt Angle	[***]
Azimuth	0° (0° equal to south; -90° equal to east; 90° equal to west)
Support Rails	Detail of supports used for direct module attachment.
[***]
Module Orientation	Detail of how modules are oriented on support structure.
[***]
Module Attachment	Detail of how modules are attached to the support structure. [***]

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix B

System Design and Application Template
Electrical System Design (for each inverter type used)

Inverter:	Manufacturer and Model Number [***]
Max Voltage (DC)	Maximum system voltage
Transformer	yes/no
Series connections:	number of modules in each series string.
[***]
Parallel Strings:	number of parallel strings per inverter
Using Central Inverter
Current of Fuse:	10A
Strings per Fuse:	number of parallel strings per fuse
Number of inverters	total number of inverter in system (if specific project)

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix B

System Design and Application Template
Module Durability
Modules may experience a breakage rate of approximately [***]% during the initial year of deployment due to stress caused by thermal cycling. Customer acknowledges this characteristic of the product and understands that the modules must be installed in a manner which allows for the replacement of cracked modules.
Operating Conditions
Modules should be operated within proper operating conditions as described in First Solars FS Series PV Module User Guide (PD-5-200 EU).
Modules should not be operated in open or short circuit conditions for more than ninety (90) consecutive days or the minimum power output rating for power output warranty purposes may be affected.

Customer Signature:

First Solar Signature:

Customer approval is required, and is used as a confirmation that the information included in this document is correct, and that the modules will be installed in a manner consistent with those specified in this document.

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix C

Price/Volume Table

Quarterly Periods and Schedule Milestones
Quarter	Definition
Quarter 1	Calendar Week 1 through Week 13
Quarter 2	Calendar Week 14 through Week 26
Quarter 3	Calendar Week 27 through Week 39
Quarter 4	Calendar Week 40 through Week 52

Milestone	Time Schedule
Initial binding Quarterly Forecast For Four (4) Quarters Plus non-binding Fifth (5th) Quarter Target	FS and Buyer to agree by 1-April-2006
Rolling binding Four (4) Quarter Forecast Plus a non-binding Fifth (5th) Quarter Target
If the Parties do not agree otherwise the non-binding Fifth (5th) Quarter Target shall become the new binding Fourth (4th) Quarter Forecast
FS and Buyer to agree 5 calendar days before the start of the next successive First (1st) Quarter of the binding Four (4) Quarter Forecast.
If the Parties do not agree otherwise the new non-binding Fifth (5th) Quarter Target shall be determined based on the equitable discretion of FS. Such equitable discretion shall be based on the new binding Fourth (4th) Quarter Forecast multiplied by a Quarterly Volume Adjustment Factor (x), such factor (x) being within the range set forth below by defining a value in between a minimum x-value (xmin) and a maximum x-value (xmax) and considering the total amount of the Target Kilowatt Volume per calendar year as defined below.
FS and Buyer to agree 5 calendar days before the start of the next successive First (1st) Quarter of the binding Four (4) Quarter Forecast.

FS and Buyer to agree by December 1 of each annual period on the Quarterly Volume Adjustment Factor (x) for the next annual period.
Additional Annual Volume Agreement	FS and Buyer to agree on 2006 Additional Annual Volume upon execution of the Framework Agreement and by December 1 of each successive annual period for the next annual period.
Notice period prior to Delivery for Carriage as defined in Section 4 for Annual Additional Volume.	For volume ≤ [***] weeks For volume > [***] weeks

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix C

Price/Volume Table

Total Annual Amounts
Price / Volume Table C1	2006	2007	2008	2009	2010	2011	2012
Module Price per Watt (€)	Separate Price Volume Table	[***]	[***]	[***]	[***]	[***]	[***]

Target Kilowatt Volume (kW)		[***]	[***]	[***]	[***]	[***]	[***]

Target Average Module Power (W)		[***]	[***]	[***]	[***]	[***]	[***]

Minimum Kilowatt Volume (kW)		[***]	[***]	[***]	[***]	[***]	[***]

Minimum Number of Modules (pieces)		[***]	[***]	[***]	[***]	[***]	[***]

Minimum Average Module Power (W)		[***]	[***]	[***]	[***]	[***]	[***]

Additional Annual Volume (kW)	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Bank Guarantee (Letter of Credit) or Private Placement Share Pledge (M€)		[***]	[***]	[***]	[***]	[***]	[***]

Total Annual Amounts
Price / Volume Table C2	2006	2007	2008	2009	2010	2011	2012
Module Price per Watt (€)	Separate Price Volume Table	[***]	[***]	[***]	[***]	[***]	[***]
Target Kilowatt Volume (kW)		[***]	[***]	[***]	[***]	[***]	[***]
Target Average Module Power (W)		[***]	[***]	[***]	[***]	[***]	[***]
Minimum Kilowatt Volume (kW)		[***]	[***]	[***]	[***]	[***]	[***]
Minimum Number of Modules (pieces)		[***]	[***]	[***]	[***]	[***]	[***]
Minimum Average Module Power (W)		[***]	[***]	[***]	[***]	[***]	[***]
Additional Annual Volume (kW)	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Bank Guarantee (Letter of Credit) or Private Placement Share Pledge (M€)		[***]	[***]	[***]	[***]	[***]	[***]

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix C

Price/Volume Table

Payment Terms	2006	2007	2008	2009	2010	2011	2012
Payment Terms (Net days from date of FS invoice) as set forth in Section 7.	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Fifth Quarter Forecast	2006	2007	2008	2009	2010	2011	2012
Quarterly Volume Adjustment Factor (xmin < x < xmax)		[***]	[***]	[***]	[***]	[***]	[***]
Price and Volumes 2006

Product price in EURO
FS 255	[***]
FS 257	[***]
FS 260	[***]
FS 262	[***]
FS 265	[***]
FS 267*	[***]
FS 270*	[***]
*Such module product types are not manufactured yet.
It is planned to include them in the delivery program in the course of 2005.
The modules will comply with Sections 2.2 and 2.3 of the Framework Agreement.
Quartalsweise Volumenallokation

2006
	Q1	Q2	Q3	Q4	Total
Volumen (MW)	[***]	[***]	[***]	[***]	[***]
The price of the modules shall be determined at the time of actual delivery.
In the event of early delivery, the price shall be determined based on the quarter

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix D
Module Warranty Terms & Conditions
Five-Year Limited Warranty
First Solar, LLC (“First Solar”) warrants to the original purchaser that the FS-Series Modules (the “Product”) will be free from defects in materials and workmanship under normal use and service conditions as described in the First Solar FS Series Module User Guide and System Design and Application document, for five years following delivery of the Product to the original purchaser. If the Product is in breach of the foregoing warranty, First Solar will, at its option, either repair or replace the Product under the terms of its Return Policy.
25 Year Power Output Warranty
Subject to and effective upon execution of the First Solar Reclamation and Recycling Agreement, First Solar additionally warrants to the original purchaser that modules installed in accordance with the System Design and Application document specified in the purchase agreement shall (i) during the first ten years following installation of the Product, produce at least 90% of the nominal power output rating (Pmpp +/-5%), and (ii) during twenty-five years following installation of the Product, produce at least 80% of the nominal power output rating (Pmpp +/-5%). Power output shall be measured and normalized to Standard Test Conditions using a method and laboratory approved by First Solar. If the Product is determined to be in breach of the foregoing warranty, First Solar will, at its option, either repair or replace the product under the terms of its Return Policy or provide supplemental Product to remedy the breach of warranty.
Limitation of Remedies
THE REMEDIES SET FORTH ABOVE ARE THE EXCLUSIVE REMEDIES FOR ANY BREACH OF WARRANTY BY FIRST SOLAR. The sole purpose of these exclusive remedies shall be to provide for the repair, replacement, or supplementation of products in breach of warranty. This exclusive remedy shall not be deemed to have failed its essential purpose so long as First Solar is willing and able to replace or repair the breaching products, or to supplement with additional Product as described under “Twenty-Five Year Power Output Warranty” above.
Transfer of Warranty
This warranty will transfer from the original purchaser to any subsequent purchaser of the Product, subject to and effective upon execution of the First Solar Assignment Agreement or a comparable agreement specified by First Solar.
Proper Operating Conditions
The warranties provided hereunder shall be void and of no effect if the Product is not properly installed, integrated or maintained, or operated under normal operating conditions as specified in the First Solar FS Series Module User Guide and System Design and Application document specified in the purchase agreement. First Solar is not responsible for damage to the Product due to improper handling, physical abuse or installation that is not consistent with the System Design and Application (SDA) document.
Return Policy
IF a product must be returned to First Solar in the event of a warranty claim, First Solar will arrange for the return of the Product at First Solar’s expense so long as such Product is returned in accordance with the Return Material Authorization (RMA) issued by First Solar. The packaging, shipping method, and return destination of the Product will be specified in an RMA issued by First Solar.
Warranty Limitations
EXCEPT AS EXPRESSLY SET FORTH ABOVE, FIRST SOLAR MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. UNDER NO CIRCUMSTANCES WILL FIRST SOLAR BE LIABLE FOR ANY SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, ARISING, DIRECTLY OR INDIRECTLY, FROM THE SALE OR USE OF ANY PRODUCTS, WHETHER SUCH CLAIM IS BASED ON WARRANTY, CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE. UNDER NO CIRCUMSTANCES SHALL THE LIABILITY OF FIRST SOLAR FOR NONCONFORMING PRODUCTS EXCEED THE AMOUNT PAID BY THE ORIGINAL PURCHASER TO FIRST SOLAR FOR THE PARTICULAR PRODUCT INVOLVED, PLUS REASONABLE SHIPPING EXPENSES INCURRED BY SUCH PURCHASER.
NOTWITHSTANDING THE ABOVE LIMITATIONS OF REMEDIES AND THE WARRANTY LIMITATIONS, THE REGULATIONS OF THE GERMAN PRODUCT LIABILITY ACT (PRODUKTHAFTUNGSGESETZ) REMAIN EFFECTIVE.

Appendix E

Module Reclamation and Recycling Agreement
This agreement is effective as of the date the contract is signed by both parties. This agreement applies to the First Solar modules described on Exhibit A (the “Modules”). In order to assure that the Modules are returned to First Solar for recycling after they are taken out of service, First Solar, LLC and First Solar GmbH (collectively referred to as “First Solar”) and the undersigned Owner of the Modules (the “Owner”) agree as follows:
1. First Solar Reclamation Program
First Solar will, at any time at the request of the Owner, remove the Modules from the site listed on Exhibit A (the “Registered Site”) and transport them to a solar module processing center selected by First Solar. At the solar module processing center, the Modules will be processed for recycling into new solar modules or other products. Substantially all of the module components, including the glass and the encapsulated semiconductor materials and metals, will be processed for recycling. Processed materials will be sequestered and stored until they are recycled into new products, assuring that these materials do not re-enter the waste stream, through landfill deposits or otherwise. First Solar may work with one or more vendors or subcontractors in performing the activities described above. The operations of First Solar and its vendors, subcontractors and agents under this Agreement will be subject to and comply with applicable laws, rules and regulations, including those related to waste and the protection of the environment. The obligations of First Solar under the Agreement will be deemed modified as necessary to comply with such laws, rules and regulations.
2. Customer Requirements
The Registered Site, quantity and type of Modules, date of Owner invoice and the Owner contact information are described on Exhibit A. The Owner can initiate the reclamation and recycling process by contacting First Solar at its web site or any other address it provides for these purposes in the future. At that time, First Solar will verify the information described on Exhibit A and provide the Owner with instructions for disassembling and packaging the Modules at the Registered Site for shipment back to First Solar. As a condition to receiving the benefits of the Program, the Owner will be responsible for disassembling and packaging the Modules in containers designated by First Solar.
3. Ownership and Responsibility
First Solar will endeavor to remove the Modules from the Registered Site promptly after the Modules have been disassembled and packaged for transportation in accordance with First Solar’s instructions. To the extent permitted by applicable law, effective upon First Solar’s removal of the Modules from the Registered Site, (a) ownership of the Modules will transfer to First Solar, automatically and without the need for any further assignment, bill of sale or other instrument or action, and (b) Owner will have no further liability or obligation with regard to the Modules.
4. Certificate of Compliance
First Solar will, at the Owner’s request, provide a written certification assuring that the Modules have been processed under the Program and that First Solar has fully complied with the requirements of the Program. First Solar will retain pertinent records evidencing the processing

Appendix E

Module Reclamation and Recycling Agreement
of Modules under the Program for the period required by applicable law, and in any event at least 10 years after removing the Modules from the Registered Site.
5. Program Expenses
The Modules are designed to have a useful life of more than 25 years. If the Modules are returned after they have been in service for at least 20 years, or at any earlier time because of a warranty claim, First Solar will pay all packaging, transportation and recycling costs of the Program; the Owner’s only requirement to participate in the Program will be to disassemble and package the Modules based on First Solar’s instructions and follow any other administrative procedures specified by First Solar. If the Modules are otherwise returned before the 20 year service period, First Solar may require the Owner, as a condition to participating in the Program, to pay a portion of the Program expenses based on the length of time the Modules were in service. In this case, before processing the request, a First Solar representative will calculate the Owner’s payment obligation and secure agreement from the Owner to proceed.
6. Exclusive Means of Module Disposition
If the Modules are taken out of service, Owner agrees to promptly notify First Solar and to permit First Solar to reclaim and recycle the Modules as described in this Agreement as long as First Solar agrees to pay the program expenses described in paragraph 5. If Owner prefers an alternate means of disposing of the Modules, it may do so at its sole expense with the prior written consent of First Solar. First Solar will not unreasonably withhold such consent if Owner demonstrates to First Solar’s satisfaction that the Modules will be recycled, without any component entering the waste stream, through a reclamation and recycling program that is, in its entirety, at least as protective of the environment as the First Solar program. If First Solar is, for any reason, unable and unwilling to fulfill its obligations under this Agreement, Owner may fulfill them through alternative providers and First Solar shall remain responsible for paying the expenses reasonably incurred by Owner for these purposes.
7. Assignments and Transfers
Each subsequent Owner shall execute the ASSIGNMENT OF MODULE WARRANTY AND RECLAMATION AGREEMEMT (PD-5-104) specified by First Solar, agreeing to be bound by the provisions of this Agreement to the same extent as the initial Owner. The benefits and obligations under this Agreement will, to the extent permitted by applicable law, transfer automatically to any subsequent Owner upon transfer of the Ownership of the Modules, and will in any event transfer upon execution and delivery of the assignment agreement. If First Solar transfers substantially all of its assets, voluntarily or involuntarily, the liabilities and obligations imposed under the Program shall, to the extent permitted by applicable law, automatically transfer to the transferee, and upon the transferee’s written assumption of such liabilities, First Solar shall have no further liability or obligation under the Program.
8. Modifications
First Solar may from time to time modify the reclamation or recycling processes or procedures from time to time without the approval of the Owner provided that the fundamental benefits provided by the Agreement shall at all times be preserved and the obligations of the Owner shall

Appendix E

Module Reclamation and Recycling Agreement
not be materially increased. First Solar may from time to time designate one or more replacement web sites for the First Solar web site, or substitute a different communication process for processing claims under the Program. The Owner listed in First Solar’s records will be notified of any such changes by a link on the First Solar web site or other means that are reasonably designed to provide notice.
9. General Provisions
9.1	The Agreement, including this section, may be amended, modified or supplemented only by a written instrument authorized and executed on behalf of the parties.

9.2	All disputes or differences which arise out of or in connection with the Agreement or its construction, operation, termination or cancellation shall be settled by arbitration pursuant to the arbitration rules of the German Institution for Arbitration (DIS) and the jurisdiction of any other courts shall be excluded. Proceedings shall be conducted in the German language and in Frankfurt, Federal Republic of Germany.

9.3	This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany. The Convention on the International Sale of Goods (CISG) shall not apply.

9.4	The provisions of this Agreement shall be modified to the extent required to permit the parties to comply at all times with the provisions of the German Federal Waste Act and other applicable environmental waste laws and regulations. The unenforceability of any provision of the Agreement shall not affect the enforceability of any other provisions hereof. Unenforceable provisions shall be deemed to be replaced by such enforceable provisions that are suitable to implement the economic purpose of the deleted provision to the greatest extent possible.

9.5	The Agreement has been drawn up in the German language. Any English translations hereof shall be for convenience purposes only. For the avoidance of doubt, in the event of a dispute, the German version shall prevail.

Place, Date:	Place, Date:

Signature of Owner	Signature of First Solar Representative
or Legal Representative

Appendix E

Module Reclamation and Recycling Agreement
Exhibit A
Address of Registered Site:

Project Name:

Street:

ZIP / City:

Country:

Geographical Coordinates:

(GPS or UTM preferable)

Date of Owner Invoice:
(received by PD within 14 days after invoice issued to end user/owner)

(The end customer invoice date / date of sale)
Owner’s Contact Information:
(if different than registered site...)

Name / Contact person:

Phone / E-Mail:

Street:

ZIP / City:

Country:

Quantity and Type of Modules Installed:

	Type of Module (e.g. CTS-60, FS-55, CP625)	Quantity

Project Developer:

Please send this form originally signed to:	First Solar GmbH
Rheinstrasse 4N
D-55116 Mainz

Appendix F

Assignment of Module Reclamation and Recycling Agreement
Regarding the Transfer of Ownership of First Solar Modules Installed in the Following Solar Array (the “Array”).
Preliminary Note:
The undersigned New Owner is the new owner of the Array — or a portion of it — including the First Solar modules installed in the Array. First Solar provided Module Warranty Terms and Conditions and a Reclamation and Recycling Agreement to the Previous Owner of the solar modules. The rights under the First Solar Module Warranty Terms and Conditions and the Reclamation and Recycling Agreement are transferable from the Previous Owner to the subsequent New Owner — provided both parties execute this agreement (PD-5-104) and send the original signed agreement to First Solar GmbH.

Site — Registration — Number:
(See doc CO-5-101 or CO-5-102)

Site:
(ZIP code and city or GPS/UTM)

Quantity & Type of Transferred Modules:

Further Explanations Concerning the Contractual Terms:
1.	Previous Owner transfers any and all rights under the Module Warranty and Reclamation Agreement with First Solar to the New Owner.

2.	The New Owner hereby accepts the assignment and assumes the provisions of the Module Warranty and Reclamation Agreement and agrees to abide by its terms to the same extent as if an original party to the Agreement.

3.	In accordance with the terms, the assignment of the First Solar Module Warranty and Reclamation Agreement shall become effective only if (a) Previous Owner and New Owner have executed this Agreement and (b) the original signed Agreement has been delivered to First Solar GmbH. The Assignment is deemed effective upon receipt and confirmation by First Solar. A confirmation package will be sent to the New Owner.

Appendix F

Assignment of Module Reclamation and Recycling Agreement
Assignment of Agreement from

	PREVIOUS OWNER	NEW OWNER

Name / Company:

Contact Person:

Phone / Email:

Street:

ZIP / City:

Country:

Place, Date:

	Signature of Previous Owner	Signature of New Owner
	or Legal Representative	or Legal Representative
Please fill in this form with the appropriate information and send back the Original after signed by both parties.
First Solar GmbH, Rheinstrasse 4N, D-55116 Mainz; Germany

Appendix G
Approved Countries and Applications

Approved Country	Approved Applications	Approved Ports for Point of Destination

[***]	[***]	[***]

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

Appendix H

Arbitration Agreement
entered into by and between
First Solar GmbH, Rheinstraße 4N, D-55116 Mainz, Germany (hereinafter referred to as “FS”) represented by the managing director with single signature authority, Mr. Stephan Hansen,
and
Juwi Holding AG, Untere Zahlbacher Str. 13, 55131 Mainz, represented by the Board of Directors, Mr. Matthias Willenbacher and Mr. Fred Jung,
JuWi Handels Verwaltungs GmbH & Co KG, 25870 Norderfriedrichskoog, represented by the managing directors Mr. Matthias Willenbacher and Mr. Fred Jung, and juwi solar GmbH, Friedhofweg. 10, D-67295 Bolanden represented by the managing directors Mr. Lars Falck and Mr. Bernd Schappert,
(all three companies together hereinafter referred to as “Buyer”).
FS and Buyer are each a “Party” and collectively the “Parties”.
1.	Recitals

As of the date hereof, the Parties have entered into a certain FRAMEWORK AGREEMENT ON THE SALE AND PURCHASE OF SOLAR MODULES (hereinafter the “Agreement”).

2.	Arbitration

All disputes or differences which arise out of or relate to the Agreement or its existence, validity, construction, operation, termination or cancellation shall be settled by arbitration pursuant to the arbitration Rules of the German Association for Arbitration (DIS), which Rules are deemed to be incorporated by reference into this clause and the jurisdiction of any other courts shall be excluded. Proceedings shall be conducted in the German language (provided that documentary evidence may be submitted in the original English language) and the venue of proceedings shall be in Mainz.

The arbitral tribunal also decides upon disputes over its jurisdiction and over the effect and interpretation of this Arbitration Agreement and any supplementations thereto.

This Arbitration Agreement does not abridge the right of the Parties to bring any action in any court of competent jurisdiction for injunctive or other provisional relief to compel the other party to comply with its obligations hereunder.

3.	Miscellaneous

Section 14 of the Agreement shall apply mutatis mutandis.

Appendix H

Mainz, den 9.4.2006

First Solar GmbH		juwi solar GmbH

/s/ Stephan Hansen		/s/ Lars Falck	/s/ Bernd Schappert

Stephan Hansen		Lars Falck	Bernd Schappert

Juwi Holding AG		JuWi Handels Verwaltungs GmbH & Co KG

/s/ Matthias Willenbacher	/s/ Fred Jung	/s/ Matthias Willenbacher	/s/ Fred Jung

Matthias Willenbacher	Fred Jung	Matthias Willenbacher	Fred Jung

Appendix I
[Letterhead Bank]
[Name and address of beneficiary]
Performance Guarantee No. [   ]
On [date], you have entered into an agreement (hereinafter referred to as “Supply Agreement”) with [name, address] (hereinafter referred to as “Buyer”) with respect to [subject matter of contract] for a total amount of Euro [amount]. Pursuant to the terms of the Supply Agreement, Buyer shall provide a bank guarantee in the amount of [ ]% of the total amount to guarantee his proper performance under the Supply Agreement. In the event of default or any other breach of the agreement on the part of Buyer, you shall be entitled to use this guarantee to satisfy your claims arising out of the Supply Agreement.
This being stated, we, IKB Deutsche Industriebank AG, Wilhelm-Bötzkes-Strasse 1, 40474 Düsseldorf, hereby provide you with this performance guarantee in the maximum amount of Euro [amount] (amount in words: [...] Euro) (hereinafter referred to as “Maximum Amount”) as security.
We undertake irrevocably to pay to a bank account specified by you, upon your first demand, any amount within the limits of the Maximum Amount, without whatsoever objection on our part and without examining the underlying legal relationship, within 10 (ten) bank business days following your written demand,
•	such demand conforming, by showing grounds and reasons, default or any other breach of the Supply Agreement on the part of Buyer and, as a consequence, your claim against Buyer, and

•	a written confirmation of your bank that your demand is duly signed by you.
Several partial amounts of the Maximum Amount may be drawn under this guarantee. Each payment reduces the Maximum Amount by the sum of such payment.
This guarantee shall be valid until this document is returned to us. However, if we have not received your demand and confirmation mentioned above until [date], this guarantee shall cease to exist, irrespective of whether this document is returned to us or not.
Any rights under this guarantee shall not be assignable without our prior written consent.
This performance guarantee shall be governed by the laws of the Federal Republic of Germany. Place of execution and jurisdiction is Düsseldorf.
Düsseldorf, .......
IKB Deutsche Industriebank AG